Exhibit 99.1

Socket Mobile Reports 2014 Annual and Q4 Results

Growth in Barcode Scanner Revenue highlights profitable year

NEWARK, Calif., – February 18, 2015 – Socket Mobile, Inc. (OTC: SCKT), an innovative provider of mobile productivity solutions, today reported financial results for the year and fourth quarter ended December 31, 2014.

Annual revenue for 2014 totaled $17.0 million, an increase of 9 percent compared to revenue of $15.7 million for 2013. Net income for 2014 was $0.4 million, or $0.09 per share, compared to a net loss of $0.6 million, or a loss of $0.13 per share, for 2013. Annual gross margins on revenue increased to 43.6 percent in 2014 from 40.3 percent in 2013. Annual operating expenses for 2014 were $6.5 million, an increase of one percent compared to annual operating expenses for 2013 of $6.4 million. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), a non-GAAP measure of operating results, was $1.4 million, or $0.27 per share in 2014, compared to EBITDA of $0.4 million, or $0.09 per share in 2013.

Revenue for the fourth quarter of 2014 was $3.9 million, an increase of 7 percent compared to revenue of $3.7 million for the same quarter a year ago. Net loss for the fourth quarter of 2014 was $21,000, or a loss of $0.00 per share, compared to a net loss of $0.4 million, or a loss of $0.09 per share, in the fourth quarter of 2013. Gross margins on revenue increased to 44.6 percent for the fourth quarter of 2014 compared to gross margins on revenue of 41.1 percent for the same quarter a year ago. Operating expenses for the fourth quarter of 2014 were $1.7 million, a decrease of 6 percent compared to fourth quarter 2013 operating expenses of $1.8 million. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), a non-GAAP measure of operating results, was $167,000, or $0.03 per share, for the fourth quarter of 2014 compared to an EBITDA loss of $148,000, or a loss of $0.03 per share, for the fourth quarter of 2013.

Kevin Mills, president and chief executive officer, commented, “We are pleased to report a profitable year, achieving one of the key objectives we stated last year. The year-over-year improvement in our overall operating results for 2014 reflects revenue growth, improved margins and flat operating costs, while maintaining Socket’s product development, developer support and other essential programs.

“Our revenue growth in 2014 reflects the strength of our cordless barcode scanning business, which is driven by growth in mobile business applications running on Apple, Android and Windows based smartphones and tablets. These applications are developed by third party developers to solve a business problem or improve a business process which require barcode scanning that, once deployed, support and drive sales of our cordless barcode scanners. Mobile point of sale applications using iPads for small businesses was our fastest growing segment this past year. In 2015, we expect additional growth contribution from other mobile segments including hospitality and enterprise mobility.

“Our primary goals for 2015 are to continue to attract and support mobile application developers with barcode scanning products designed for the mobile markets and to achieve continued growth and profitable operating results,” Mills concluded.

Conference Call
Management of Socket will hold a conference call and web cast today at 2 P.M. Pacific (5 P.M. Eastern) to discuss the quarterly results and outlook for the future. The dial-in number to access the call is (877) 407-9210 from within the U.S. or (201) 689-8049 from international locations. A replay will be available via telephone for a week following the call at (877) 660-6853 from within the U.S., or (201) 612-7415 from international locations. The conference ID for the replay is 13600766#. The call will also be carried live and available via replay through a link on Socket’s website at www.socketmobile.com. From the home page, select “About Socket”/”Investor Relations”/ and “Conference Calls and Events.”

About Socket Mobile, Inc.

Founded in 1992, Socket Mobile is a leading innovator of mobile devices and productivity tools for retail Point of Sale, field service, healthcare, and other mobile markets. Our portfolio includes wireless handheld and hands-free barcode scanners for tablets and smartphones and durable handheld computers and accessories for the mobile device market. Socket Mobile is headquartered in Newark, Calif. and can be reached at +1-510-933-3000 or www.socketmobile.com. Follow Socket Mobile on Facebook and Twitter @socketmobile and subscribe to sockettalk.socketmobile.com, the company’s official blog.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding new mobile computer and data collection products, including details on the timing, distribution and market acceptance of the products, and statements predicting trends, sales and market conditions and opportunities in the markets in which we sell our products. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk that our new products may be delayed or not rollout as predicted, if ever, due to technological, market, or financial factors, including the availability of necessary working capital, the risk that market acceptance and sales opportunities may not happen as anticipated, the risk that our application partners and current distribution channels may choose not to distribute the new products or may not be successful in doing so, the risk that acceptance of our new products in vertical application markets may not happen as anticipated, and other risks described in our most recent Form 10-K and 10-Q reports filed with the Securities and Exchange Commission.

Socket and SoMo are registered trademarks of Socket Mobile, Inc. All other trademarks and trade names contained herein may be those of their respective owners. © 2015 Socket Mobile, Inc. All rights reserved.

Socket Mobile Contact:	Investor Relations Contact:
David Dunlap	Todd Kehrli or Jim Byers
Chief Financial Officer	MKR Group, Inc.
510-933-3035	323-468-2300
dave@socketmobile.com	sckt@mkr-group.com

– Financial tables to follow –

Socket Mobile, Inc.

Condensed Summary Statements of Operations

(Amounts in thousands except per share amounts)

	Year ended December 31,					Three months ended December 31,
	(Unaudited) 2014		2013*			(Unaudited) 2014			2013*
Revenue		$17,021		$15,661			$3,913			$3,669
Cost of revenue		9,608		9,358			2,168			2,161
Gross profit		7,413		6,303			1,745			1,508
Gross profit percent		44%		40%			45%			41%
Research and development		2,333		2,270			581			573
Sales and marketing		2,198		2,327			650			684
General and administrative		1,951		1,829			451			524
Total operating expenses		6,482		6,426			1,682			1,781
Interest expense, net		(467)		(466)			(76)			(137)
Deferred tax (expense)		(32)		(32)			(8)			(8)
Net income (loss)		$432		$(621)			$(21)			$(418)
Net income (loss) per share: Basic Fully Diluted	$ $	0.09 0.08	$ $	(0.13 (0.13	) )	$ $	(0.00 (0.00	) )	$ $	(0.09 (0.09	) )
Weighted average shares outstanding: Basic Fully Diluted		5,006 5,251		4,865 4,865			5,274 5,274			4,867 4,867

*Derived from audited financial statements.

Reconciliation of GAAP Net Income (Loss) to Income Before Interest, Taxes, Depreciation and Amortization (EBITDA) (Unaudited)

	Year ended December 31,		Three months ended December 31,
	2014	2013	2014	2013
Net income (loss) GAAP	$432	$(621)	$(21)	$(418)
Interest expense, net	467	466	76	137
Income tax expense	32	32	8	8
Depreciation	217	222	51	63
Amortization of intangibles	30	60	0	15
Stock compensation expense	205	250	53	48
Net income (loss) EBITDA	$1,383	$409	$167	$(147)

Socket Mobile, Inc.

Condensed Summary Balance Sheets

(Amounts in Thousands)

	December 31,
	(Unaudited) 2014	2013*
Cash	$633	$606
Accounts receivable	1,897	1,427
Inventories	957	1,105
Other current assets	125	94
Property and equipment, net	245	295
Goodwill	4,427	4,427
Intangible technology	—	30
Other assets	86	118
Total Assets	$8,370	$8,102
Accounts payable and accrued liabilities	$3,395	$4,105
Bank line of credit	816	764
Subordinated line of credit	600	650
Convertible notes payable	893	778
Deferred income on shipments to distributors	979	1,006
Deferred service revenue	214	267
Other liabilities	444	399
Common stock	61,719	61,256
Accumulated deficit	(60,690)	(61,123)
Total Liabilities and Equity	$8,370	$8,102

 *Derived from audited financial statements.

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